EX-28.d.1.a

Exhibit A
Investment Advisory Agreement
Between Nationwide Variable Insurance Trust and
Nationwide Fund Advisors

Effective May 1, 2007
Amended October 1, 2025*

Funds of the Trust	Advisory Fees
NVIT J.P. Morgan Equity and Options Total Return Fund (formerly, NVIT AQR Large Cap Defensive Style Fund)
0.60% on assets up to $250 million;
0.575% on assets of $250 million or more but less than $1 billion;
0.55% on assets of $1 billion or more but less than $2 billion;
0.525% on assets of $2 billion or more but less than $5 billion; and 0.50% on assets of $5 billion or more

NVIT Government Bond Fund
0.50% on assets up to $250 million;
0.475% on assets of $250 million and more but less than $1 billion;
0.45% on assets of $1 billion and more but less than $2 billion;
0.425% on assets of $2 billion and more but less than $5 billion; and
0.40% on assets of $5 billion and more

NVIT Government Money Market Fund
0.30% on assets up to $1 billion;
0.28% on assets of $1 billion and more but less than $2 billion;
0.26% on assets of $2 billion and more but less than $5 billion; and
0.24% on assets of $5 billion and more

NVIT S&P 500 Index Fund	0.125% on assets up to $1.5 billion; 0.105% on assets of $1.5 billion and more but less than $3 billion; and 0.095% on assets of $3 billion and more
NVIT BlackRock Equity Dividend Fund
0.70% on assets up to $100 million;
0.65% for assets of $100 million and more but less than $250 million;
0.60% on assets of $250 million and more but less than $500 million; and
0.55% for assets of $500 million and more

NVIT Loomis Short Term High Yield Fund (formerly, NVIT Federated High Income Bond Fund)
0.75% on assets up to $50 million;
0.60% on assets of $50 million and more but less than $250 million;
0.55% on assets of $250 million and more but less than $500 million; and
0.50% on assets of $500 million and more

Funds of the Trust	Advisory Fees
NVIT Strategic Income Fund (formerly, NVIT Amundi Multi Sector Bond Fund)	0.575% on assets up to $200 million; 0.550% on assets of $200 million and more but less than $500 million; and 0.525% on assets of $500 million and more
NVIT Mid Cap Index Fund	0.205% on assets up to $1.5 billion; 0.185% on assets of $1.5 billion and more but less than $3 billion; and 0.175% on assets of $3 billion and more
NVIT Invesco Small Cap Growth Fund	0.84% on assets up to $200 million; and 0.79% on assets of $200 million and more
NVIT Multi-Manager Small Cap Value Fund	0.87% on assets up to $200 million; and 0.82% on assets of $200 million and more
NVIT Multi-Manager Small Company Fund	0.885% on assets up to $200 million; and 0.835% on assets of $200 million and more
NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets
NVIT Investor Destinations Moderately Aggressive Fund	0.13% of the Fund’s average daily net assets
NVIT Investor Destinations Capital Appreciation Fund	0.13% of the Fund’s average daily net assets
NVIT Investor Destinations Moderate Fund	0.13% of the Fund’s average daily net assets
NVIT Investor Destinations Balanced Fund	0.13% of the Fund’s average daily net assets
NVIT Investor Destinations Moderately Conservative Fund	0.13% of the Fund’s average daily net assets
NVIT Investor Destinations Conservative Fund	0.13% of the Fund’s average daily net assets
NVIT Small Cap Index Fund	0.19% on assets up to $1.5 billion; 0.17% on assets of $1.5 billion and more but less than $3 billion; and 0.16% on assets of $3 billion and more
NVIT International Index Fund	0.245% on assets up to $1.5 billion; 0.205% on assets of $1.5 billion and more but less than $3 billion; and 0.195% on assets of $3 billion and more
NVIT Bond Index Fund	0.195% on assets up to $1.5 billion; 0.155% on assets of $1.5 billion and more but less than $3 billion; and 0.145% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
NVIT Fidelity Institutional AM® Emerging Markets Fund (formerly, NVIT Emerging Markets Fund)	0.95% on assets up to $500 million; 0.90% on assets of $500 million and more but less than $2 billion; and 0.85% on assets of $2 billion and more
NVIT International Equity Fund	0.725% on assets up to $50 million; and 0.675% on assets of $50 million and more
NVIT Jacobs Levy Large Cap Growth Fund	0.40% on assets up to $1 billion; and 0.35% on assets of $1 billion and more
NVIT Allspring Discovery Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more
NVIT NS Partners International Focused Growth Fund	0.85% on assets up to $500 million; 0.82% on assets of $500 million and more but less than $1 billion; and 0.80% on assets of $1 billion and more
NVIT Loomis Core Bond Fund (formerly, NVIT Core Bond)	0.40% on assets up to $1 billion; and 0.38% on assets of $1 billion and more
NVIT GQG US Quality Equity Fund (formerly, NVIT Calvert Equity Fund)	0.65% on assets up to $1 billion; and 0.60% on assets of $1 billion and more
NVIT Jacobs Levy Large Cap Core Fund	0.60% on assets up to $1 billion; and 0.55% on assets of $1 billion and more
NVIT Real Estate Fund	0.70% on assets up to $500 million; 0.65% on assets of $500 million and more but less than $1 billion; and 0.60% on assets of $1 billion and more
NVIT Blueprint Conservative Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more
NVIT Blueprint Moderately Conservative Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more
NVIT Blueprint Balanced Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more

Funds of the Trust	Advisory Fees
NVIT Blueprint Moderate Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more
NVIT Blueprint Capital Appreciation Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more
NVIT Blueprint Moderately Aggressive Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more
NVIT Blueprint Aggressive Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than $2 billion; and 0.18% on assets of $2 billion and more
NVIT Victory Mid Cap Value Fund	0.75% on assets up to $1 billion; and 0.73% on assets of $1 billion and more
NVIT Loomis Short Term Bond Fund	0.35% assets up to $1 billion; 0.34% on assets of $1 billion and more but less than $1.5 billion; and 0.33% on assets of $1.5 billion and more
NVIT Putnam International Value Fund (formerly, NVIT Columbia Overseas Value Fund)	0.73% on assets up to $1 billion; and 0.68% on assets of $1 billion and more
NVIT BNY Mellon Dynamic U.S. Core Fund	0.50% on assets up to $500 million; 0.475% on assets of $500 million and more but less than $1 billion; and 0.45% on assets of $1 billion and more
NVIT BNY Mellon Dynamic U.S. Equity Income Fund	0.57% on assets up to $500 million; 0.55% on assets of $500 million and more but less than $1 billion; and 0.53% on assets of $1 billion and more
NVIT Blueprint Managed Growth Fund	0.22% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $2 billion; and 0.20% on assets of $2 billion and more
NVIT Blueprint Managed Growth & Income Fund	0.22% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $2 billion; and 0.20% on assets of $2 billion and more

Funds of the Trust	Advisory Fees
NVIT Investor Destinations Managed Growth Fund	0.15% of the Fund’s average daily net assets
NVIT Investor Destinations Managed Growth & Income Fund	0.15% of the Fund’s average daily net assets
NVIT Managed American Funds Asset Allocation Fund	0.15% on assets up to $2 billion; and 0.14% on assets of $2 billion and more
NVIT Managed American Funds Growth-Income Fund	0.15% on assets up to $500 million; and 0.14% on assets of $500 million and more

NVIT BlackRock Managed Global Allocation Fund	0.74% of the Fund’s average daily net assets

*As approved by the Board of Trustees at its meeting held on June 9-10, 2025.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Kevin Jestice
Name:	Kevin T. Jestice
Title:	President

NATIONWIDE FUND ADVISORS

By:	/s/ Kevin Jestice
Name:	Kevin T. Jestice
Title:	President